UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026 (February 25, 2026)
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Skyward Specialty Insurance Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-41591 (Commission File Number)	14-1957288 (I.R.S. Employer Identification Number)
800 Gessner Road, Suite 600 Houston, Texas		77024-4284
(Address of principal executive offices)		(Zip Code)
(713) 935-4800
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	SKWD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensator Arrangements of Certain Officers.
On February 25, 2026, the Board of Directors (the “Board”) of Skyward Specialty Insurance Group, Inc. (the “Company”) approved the form of executive employment agreement (the “Form Agreement”) to be entered into from time to time with the executive officers of the Company, at the discretion of the Board. The Form Agreement provides, among other things, the executive’s annual base salary and target bonus amount, each subject to review and adjustment at least annually by the Board or a committee thereof. Also on February 25, 2026, the Company entered into the Form Agreement with Andrew Robinson, Chairman and Chief Executive Officer of the Company, and John Burkhart, President, U.S. Property and Casualty of the Company.
The Form Agreement provides benefits in connection with a termination of the executive’s employment under specified circumstances. Under the terms of the Form Agreement, if the Company terminates the executive’s employment other than for “cause” or the executive terminates his or her employment for “good reason” (each as defined in the Form Agreement), the executive will be entitled to receive, subject to his or her timely execution and non-revocation of a separation agreement and release of claims in a form reasonably satisfactory to the Company and his or her continued adherence to the restrictive covenants in the Form Agreement, (i) severance payments in an amount equal to his or her then-current base salary for a period of 12 months payable in accordance with our regularly scheduled payroll; (ii) the pro rata amount such executive’s target bonus based on the date of effective date of termination; (iii) reimbursements for the executive’s and his or her eligible dependents’ COBRA premiums for up to 12 months; and (iv) the acceleration of any unvested equity awards granted after the effective date of the agreement, with any equity awards eligible to vest based on satisfaction of performance goals (the “PSUs”) by using the actual performance for any measurement periods completed on or prior to the termination date and deemed target performance achievement for any measurement period that is not completed prior to the termination date, and such applicable number of PSUs shall be deemed vested as of the termination date based on such applicable average of the deemed and attained performance level for such periods with the same weighting applied to all measurement periods in such averaging calculation., as determined by the Board in its discretion.
In addition, if employment terminates as a result of a modified qualifying retirement (as defined in the Form Agreement), the executive shall be entitled to continued vesting for any equity awards granted after the effective date. If employment terminates as a result of a qualifying retirement (as defined in the Form Agreement), the executive shall be entitled to continued vesting of a pro rata portion of any equity awards granted after the effective date, as provided in the equity award agreement.
The Form Agreement includes a non-competition provision prohibiting the executive from engaging in a competing business during the term and for two years following separation of employment. The Form Agreement also includes a non-solicitation provision prohibiting the executive from soliciting for employment or as a consultant for twelve months following separation of employment any employee or consultant of the Company, including those engaged within the twelve months prior to executive’s termination.
Mr. Robinson’s agreement, effective April 1, 2026, provides, for an annualized base salary of not less than $1,100,000, an annual bonus target of 150% of his then current base salary and an annual long term equity award with a grant date fair value of not less than $4,000,000, in such form and with such vesting conditions or achievement of performance criteria as determined by the Board or a committee thereof. Notwithstanding the foregoing, the Board (or its Compensation Committee) shall determine in its sole discretion whether to grant an annual award.
Mr. Burkhart’s agreement, effective January 1, 2026, provides, for an annualized base salary of not less than $600,000, an annual bonus target of 100% of his then current base salary and an annual long term equity award with a grant date fair value of not less than $1,000,000, in such form and with such vesting conditions or achievement of performance criteria as determined by the Board or a committee thereof. Notwithstanding the foregoing, the Board (or its Compensation Committee) shall determine in its sole discretion whether to grant an annual award.
The foregoing description of the Form Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement. A copy of the Form Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2026.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWARD SPECIALTY INSURANCE GROUP, INC.

Date:	February 26, 2026	/s/ Patricia A. Ryan
Patricia A. Ryan
Chief Legal Officer